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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                       January 24, 2000 (January 19, 2000)



                                   CNET, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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              Delaware                             0-20939                            13-3696170
              --------                             -------                            ----------

  (STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
           INCORPORATION)

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                               150 Chestnut Street
                         San Francisco, California 94111
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (415) 395-7800




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ITEM 5.  OTHER EVENTS.

         On January 19, 2000, the Registrant entered into an agreement to acquire mySimon inc., a California corporation ("mySimon"), through a merger of CNET Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of the Registrant, with and into mySimon (the "Merger"), pursuant to which the Registrant will issue approximately 11.3 million shares of its Common Stock. The Registrant intends to account for this transaction using the pooling of interests accounting method. MySimon owns and operates www.mySimon.com, an online comparison shopping web site. For more information with respect to mySimon or the terms of the Merger, reference is made to the Agreement and Plan of Merger attached hereto as Exhibit 2.1 and the press release attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

2.1 Agreement and Plan of Merger dated January 19, 2000 among CNET, Inc., CNET Sub, Inc. and mySimon.

99.1     Press Release dated January 20, 2000.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  January 24, 2000

                                        CNET, INC.



                                        By:  /S/ DOUGLAS N. WOODRUM
                                             -----------------------------------
                                             Name:    Douglas N. Woodrum
                                             Title:   Chief Financial Officer




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                                INDEX TO EXHIBITS

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EXHIBIT
  NO.    DESCRIPTION
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
2.1 Agreement and Plan of Merger dated January 19, 2000 among CNET, Inc., CNET Sub, Inc. and mySimon.

99.1     Press Release dated January 20, 2000.

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